EXHIBIT 99.(A)(4)

EMERALD DAIRY INC.
_____________________

OFFER TO AMEND AND
EXCHANGE
_____________________

ELECTION FORM

This Election Form (this “Election Form”) relates to the offer (the “Offer”) by Emerald Dairy Inc., a Delaware corporation (“Emerald Dairy”), described in the Offer to Amend and Exchange, dated as of April 24, 2008 (the “Offer to Amend and Exchange”), distributed to all holders of currently outstanding warrants (the “Warrants”). To participate in the Offer and amend your Warrant(s) (as described in the Offer to Amend and Exchange), you must (a) properly complete, sign, date and deliver this Election Form to Computershare, Inc., 350 Indiana Street; Suite 800  Golden, Co. 80401 pursuant to the Instructions accompanying this Election Form, (b) deliver to Computershare, Inc. at the foregoing address your original executed Warrant(s) and (c) deliver a check representing good funds payable to “Emerald Dairy Inc.” in an amount equal to the number of Warrant(s) being exercised for cash multiplied by the applicable cash exercise price. We must receive your Election Form, original Warrant(s) and cash payment, if applicable, no later than midnight, Eastern Time, on May 28, 2008, which is the date our Offer will expire, unless extended. Please note that delivery of your Election Form by facsimile will not be accepted.

If Computershare, Inc. receives one or more Election Forms and one or more Withdrawal Forms signed by you, Emerald Dairy will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

If you participate in the Offer, your Warrant(s) will be amended and accepted by us for exercise concurrently with the expiration of the Offer. A certificate representing the shares of common stock, par value $.001 per share, of Emerald Dairy for which your Warrant(s) have been accepted for exercise will be issued to you promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Amend and Exchange.

Questions may be directed to John Harmann at 303-262-0775 or 800-962-4284 ext 5732 or by e-mail to: John.Harmann@computershare.com.

ACKNOWLEDGEMENT AND SIGNATURE:

By properly completing, signing and dating this Election Form and delivering it to Computershare Inc. pursuant to the Instructions accompanying this Election Form and as set forth in the Offer to Amend and Exchange, I voluntarily elect to (a) amend my Warrant(s) indicated below, (b) participate in and agree to all of the terms of the Offer, as described in the Offer to Amend and Exchange, and (c) agree as follows:

1. The provisions relating to exercise price, number of shares of Common Stock available for purchase upon exercise and procedures for exercising each Warrant that I tender are hereby amended by adding the following additional provision:

“Right to Exercise at Reduced Exercise Price; Manner of Payment. (a) Notwithstanding anything to the contrary set forth in this Warrant, at any time on or before the Offer Expiration Date this Warrant is exercisable at the Reduced Cash Exercise Price, or any combination thereof at the option of the Holder, at any time or from time to time up to and including the Offer Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant at such Reduced Cash Exercise Price pursuant to this subsection (a) shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the Offer Expiration Date provided that this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Election Form, and payment made for such shares. Certificates for the shares of Common Stock so purchased, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares of Common Stock which may be purchased under this Warrant prior to the Offer Expiration Date, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares of Common Stock purchasable under the Warrant surrendered to the Holder hereof within a reasonable time; provided, however, that such new Warrant shall not contain this section entitled “Right to Exercise at Reduced Exercise Price”. Each stock certificate so delivered shall be in such denominations of Common Stock as may be required by the Holder hereof and shall be registered in the name of such Holder.

(b) For purposes of subsection (a) above, the following definitions shall apply:

“Election Form” shall mean the form of election, filed as Exhibit 99.(a)(3) to the Schedule TO relating to the Offer.

“Offer” shall mean the offer to holders of outstanding warrants to purchase the common stock of Emerald Dairy Inc., as set forth in the Schedule TO filed with the Securities and Exchange Commission on April 24, as the same may be amended from time to time.

“Offer Expiration Date” shall mean midnight, Eastern Time, on May 28, 2008, unless the Offer is extended in which case the Offer Expiration Date shall mean the date set forth in the amendment to Schedule TO filed by the Company for purposes of extending the Offer.

“Reduced Cash Exercise Price” shall mean:

•	With respect to warrants having an exercise price of $0.94 per share immediately prior to the date of the Offer, $0.75 per share of Common Stock;

•	With respect to warrants having an exercise price of $1.50 per share immediately prior to the date of the Offer, $1.20 per share of Common Stock;

•	With respect to warrants having an exercise price of $2.04 per share immediately prior to the date of the Offer, $1.63 per share of Common Stock; and

•	With respect to warrants having an exercise price of $3.26 per share immediately prior to the date of the Offer, $2.61 per share of Common Stock.

(c) Payment of Exercise Price. Notwithstanding anything to the contrary set forth in this Warrant, the Holder must elect to exercise this Warrant prior to the offer expiration date by delivering a check representing good funds payable to “Computershare, Inc.” in the amount equal to the number of shares so purchased multiplied by the Reduced Cash Exercise Price. Payments shall be delivered to:

Computershare, Inc., 350 Indiana Street; Suite 800 Golden, Co. 80401.

Each warrant may only be exercised by payment of the exercise price. Cashless exercise of the Warrant is not permitted.

2. This agreement is entered into pursuant to each Warrant that I tender and may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

3. This agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Warrant(s) tendered by the undersigned (check all that apply).

☐	I own of record the following Warrant having an exercise price of $0.94 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐ I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.75 per share for a total payment due from me of $____________________________

☐ I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $1.50 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐ I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $1.20 per share for a total payment due from me of $____________________________

☐ I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $2.04 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐ I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $1.63 per share for a total payment due from me of $____________________________

☐ I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $3.26 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

☐ I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $2.61per share for a total payment due from me of $____________________________

☐ I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

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